UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
January 25, 2013 (January 23, 2013)
Date of Report (Date of earliest event reported)

DELTA NATURAL GAS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-8788	61-0458329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3617 Lexington Road, Winchester, Kentucky		40391
(Address of principal executive offices)		(Zip Code)

859-744-6171
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-
4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant's Business and Operations

Item 1.01                            Entry into a Material Definitive Agreement.

As initially disclosed in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, the Kentucky Department of Revenue assessed our subsidiary company, Delta Resources, Inc. ("Delta Resources"), for failure to collect and remit a 3% Utility Gross Receipts License Tax for periods dating back to July, 2005.  Delta Resources protested the assessment based on case law and long-standing opinions issued by the State Attorney General.  In October, 2011, the Kentucky Court of Appeals found that sales of natural gas by a gas marketer were subject to the tax, overturning a May, 2010 Circuit Court opinion.  In response to this Kentucky Court of Appeals decision, as of September, 2011 we recorded the tax liability for the period July, 2005, through September, 2011 (the "Audit Period").  On January 23, 2013, Delta Resources entered a definitive agreement with the Kentucky Department of Revenue to settle the total liability assessed for the Audit Period, for an immediate tax payment to the Department of Revenue of $2,546,000.  Since Delta Resources began collecting and remitting the tax for periods after the Audit Period, this agreement is intended to fully resolve the matter.

In our most recently filed Quarterly Report on Form 10-Q, we disclosed that the total tax liability as of September 30, 2012 was $3,055,000.  Additionally, since Delta Resources has a contractual right to collect the Utility Gross Receipts License Tax pursuant to agreements with its Audit Period customers, the related receivable from customers, net of an allowance for uncollectible amounts, as of September 30, 2012, was $3,048,000.

As a result of the final resolution of the assessment, we estimate the total tax liability recorded will be reduced to $2,546,000 with a corresponding decrease in the receivable from Audit Period customers.  Delta Resources will bill its Audit Period customers their allocated share of the final payment, determined by adjusting for nontaxable purchases by those exempt from the Utility Gross Receipts License Tax and then calculating the amount of each customer's taxable purchases during the Audit Period in relation to total taxable purchases during the Audit Period.  We will monitor the adequacy of the allowance for doubtful accounts as Delta Resources pursues collection of the taxes from its Audit Period customers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA NATURAL GAS COMPANY, INC.

Date: January 25, 2013	By:	/s/John B. Brown
John B. Brown
Chief Financial Officer, Treasurer and Secretary

005522.005777/4099299.1